FOR IMMEDIATE RELEASE

Media Relations:
Paulina Heinkel
332.877.5339
Media.request@iff.com

Investor Relations:
Michael Bender
212.708.7263
Investor.Relations@iff.com

IFF Reports Second Quarter 2025 Results

Reaffirms Full Year 2025 Financial Guidance

Leverage Reduced to 2.5x; Announces new $500M Share Repurchase Authorization

Enters into Definitive Agreement to Sell Soy Crush, Concentrates & Lecithin Business; Evaluating Strategic Alternatives for Food Ingredients Segment

NEW YORK - August 5, 2025 - IFF (NYSE: IFF) reported financial results for the second quarter ended June 30, 2025.

Second Quarter 2025 Consolidated Summary:

Reported (GAAP)			Adjusted (Non-GAAP)[1]
Sales	Income Before Taxes	EPS	Operating EBITDA	Operating EBITDA Margin	EPS ex Amortization
$2.8 B	$534 M	$2.38	$552 M	20.0%	$1.15

First Six Months 2025 Consolidated Summary:

Reported (GAAP)			Adjusted (Non-GAAP)[1]
Sales	Income Before Taxes	EPS	Operating EBITDA	Operating EBITDA Margin	EPS ex Amortization
$5.6 B	$(460) M	$(1.59)	$1.1 B	20.2%	$2.35

Management Commentary
“IFF’s second-quarter results reflect the progress we are making to strengthen our business and advance our strategic agenda,” said Erik Fyrwald, CEO of IFF. “Our teams delivered top-line growth and improved profitability, driven by disciplined execution and a strong focus on productivity. We also made strides in reshaping our portfolio by closing the divestitures of Pharma Solutions and Nitrocellulose, and successfully completing our debt tender offering - reducing leverage to 2.5x, ahead of our target and reinforcing our financial position.”

“Additionally, we announced the expected divestiture of our soy crush, concentrates, and lecithin business - furthering the evolution of our Food Ingredients portfolio toward more value-added offerings. This move aligns with our margin enhancement strategy and supports our continued evaluation of strategic alternatives for this business.”

1 Schedules at the end of this release contain reconciliations of reported GAAP to Non-GAAP metrics. See Use of Non-GAAP Financial Measures for explanations of our Non-GAAP metrics.

“I am increasingly confident in IFF’s long-term outlook. With a stronger balance sheet and enhanced financial flexibility, we continue to invest in our highest-return businesses to drive sustainable, profitable growth. The $500 million share repurchase authorization we announced reflects our confidence in IFF’s long-term value and marks a key milestone in our balanced, disciplined capital allocation strategy - prioritizing both reinvestment and returns to shareholders.”

“We remain on track to deliver our 2025 commitments we outlined earlier this year, even as the operating environment has become more challenging. While we expect growth to moderate in the second half, we are confident in our ability to deliver profitable growth for the full year. At the same time, we are committed to driving long-term value creation for our shareholders through disciplined execution, strategic investment, and continued productivity.”

Second Quarter 2025 Consolidated Financial Results
•Reported net sales for the second quarter were $2.76 billion, a decrease of 4% versus the prior-year period. On a comparable basis2, currency neutral sales1 increased 3% versus the prior-year period led by broad-based growth including mid-single digit performances in Taste and Health & Biosciences.
•Income before taxes on a reported basis for the second quarter was $534 million. Adjusted operating EBITDA1 for the second quarter was $552 million. On a comparable basis2, currency neutral adjusted operating EBITDA1 improved 6% versus the prior-year period, led by volume growth, favorable net pricing and productivity.
•Reported earnings per share (EPS) for the second quarter was $2.38 per diluted share. Adjusted EPS excluding amortization1 was $1.15 per diluted share.
•Cash flows from operations for the first six months of the year was $368 million, and free cash flow1 defined as cash flows from operations less capital expenditures totaled $94 million. Total debt to trailing twelve months net loss at the end of the second quarter was (15.8)x. Net debt to credit adjusted EBITDA1 at the end of the second quarter was 2.5x.

Second Quarter 2025 Segment Summary: Growth vs. Prior Year

	Reported (GAAP)	Comparable Currency Neutral (Non-GAAP)[1] [2]	Adjusted (Non-GAAP)[1]	Comparable Currency Neutral Adjusted (Non-GAAP)[1] [2]
	Sales	Sales	Operating EBITDA	Operating EBITDA
Taste	3%	6%	(2)%	3%
Food Ingredients	0%	1%	14%	21%
Health & Biosciences	4%	4%	0%	3%
Scent	0%	1%	(9)%	(2)%
Pharma Solutions	(62)%	21%	(62)%	5%
Consolidated	(4)%	3%	(6)%	6%

Taste Segment
•On a reported basis, second quarter sales were $631 million. On a comparable basis2, currency neutral sales1 increased 6% with broad-based growth in all regions.
•Taste adjusted operating EBITDA1 was $125 million and adjusted operating EBITDA margin1 was 19.8% in the second quarter. On a comparable basis2, currency neutral adjusted operating EBITDA1 increased 3% driven by volume growth and favorable net pricing.

Food Ingredients Segment
•On a reported basis, second quarter sales were $850 million. On a comparable basis2, currency neutral sales1 increased 1% led predominantly by growth in Inclusions and Emulsifiers & Texturants.
•Food Ingredients adjusted operating EBITDA1 was $124 million and adjusted operating EBITDA margin1 was 14.6% in the second quarter. On a comparable basis2, currency neutral adjusted operating EBITDA1 increased 21% driven by volume growth, favorable net pricing and productivity.

2 Comparable results for the second quarter exclude the impact of divestitures

Health & Biosciences Segment
•On a reported basis, second quarter sales were $577 million. On a comparable basis2, currency neutral sales1 increased 4% driven by solid performances across all businesses.
•Health & Biosciences adjusted operating EBITDA1 was $151 million and adjusted operating EBITDA margin1 was 26.2% in the second quarter. On a comparable basis2, currency neutral adjusted operating EBITDA1 increased 3% driven by volume growth and productivity gains.

Scent Segment
•On a reported basis, second quarter sales were $603 million. On a comparable basis2, currency neutral sales1 increased 1% against a strong double-digit year ago comparable as double-digit growth in Fine Fragrance and a low single-digit performance in Consumer Fragrance was partially offset by declines in Fragrance Ingredients.
•Scent adjusted operating EBITDA1 was $130 million and adjusted operating EBITDA margin1 was 21.6% in the second quarter. On a comparable basis2, currency neutral adjusted operating EBITDA1 decreased 2% driven primarily by unfavorable net pricing.

Pharma Solutions Segment
•On a reported basis, second quarter sales were $103 million. On a comparable basis2, currency neutral sales1 grew 21% with Pharma Solutions being divested on May 1, 2025.
•Pharma Solutions adjusted operating EBITDA1 was $22 million and adjusted operating EBITDA margin1 was 21.4% in the second quarter. On a comparable basis2, currency neutral adjusted operating EBITDA1 increased 5%.

Share Repurchase Authorization
The Company announced that its Board of Directors has authorized a new share repurchase program with a total value of $500 million. The program does not have a specified term or termination date. Under the program, the Company is authorized to repurchase shares of common stock in privately negotiated transactions, and/or open market transactions, including under plans complying with Rule 10b5-1 under the Exchange Act, and in block trades, or a combination of the foregoing. The Board will review the share repurchase program periodically and may authorize adjustment of its term and size. The Company plans to fund repurchases from available cash and cash provided by operating activities.

Sale of Soy Crush, Concentrates & Lecithin Business
The Company announced that it has entered into a definitive agreement to divest its soy crush, concentrates, and lecithin business to Bunge. The transaction—expected to close by year-end 2025—includes operations that generated approximately $240 million in revenue in 2024 and employs around 250 people globally. The sale aligns with IFF’s strategy to strengthen its portfolio and supports the ongoing evaluation of strategic alternatives for its Food Ingredients segment, with a focus on maximizing shareholder value. Financial terms of the deal have not been disclosed.

Financial Guidance
The Company continues to expect full year 2025 sales to be in the range of $10.6 billion to $10.9 billion and full year 2025 adjusted operating EBITDA to be in the range of $2 billion to $2.15 billion.

The Company is reiterating its full year 2025 guidance outlined earlier this year, maintaining its outlook for 1% to 4% comparable currency neutral sales growth and 5% to 10% growth in comparable currency neutral adjusted operating EBITDA, despite more challenging market conditions expected in the second half of the year.

Based on recent market foreign exchange rates, the Company now expects that foreign exchange will have an approximately 1% (versus 2% previously) adverse impact to sales growth and an approximately 3% adverse impact to adjusted operating EBITDA growth in 2025.

Full year guidance includes four months of Pharma Solutions results as the divestiture closed on May 1, 2025. This results in an approximately 7% adverse impact to sales growth and an approximately 8% adverse impact to adjusted operating EBITDA growth in 2025.

The Company cannot reconcile its expected adjusted operating EBITDA without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time. These items include but are not limited to divestiture and integration costs, gains (losses) on business disposals, and regulatory costs.

Audio Webcast

A live webcast to discuss the Company’s second quarter 2025 financial results will be held on August 6, 2025, at 9:00 a.m. ET. The webcast and accompanying slide presentation may be accessed on the Company’s IR website at ir.iff.com. For those unable to listen to the live webcast, a recorded version will be made available on the Company’s website approximately one hour after the event and will remain available on IFF’s website for one year.

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995

Statements in this press release, which are not historical facts or information, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current assumptions, estimates and expectations including those concerning expected cash flow and availability of capital resources to fund our operations and meet our debt service requirements; our ability to execute on our strategic and financial transformation, including the progress and success of our portfolio optimization strategy (including the sale process for our Pharma Solutions business), through non-core business divestitures and acquisitions, and expectations regarding the implementation of our refreshed growth-focused strategy and expectations around our business divestitures; our ability to continue to generate value for, and return cash to, our shareholders; expectations of the impact of inflationary pressures and the pricing actions to offset exposure to such impacts; expectations regarding the impact of government actions including tariffs; the impact of high input costs, including commodities, raw materials, transportation and energy; the expected impact of global supply chain challenges; our ability to enhance our innovation efforts, drive cost efficiencies and execute on specific consumer trends and demands; the growth potential of the markets in which we operate, including the emerging markets; expectations regarding sales and profit for the fiscal year 2025, including the impact of foreign exchange, pricing actions, raw materials, energy, and sourcing, logistics and manufacturing costs; the impact of global economic uncertainty and recessionary pressures on demand for consumer products; the success of our integration efforts, following acquisitions, including the acquisition of Frutarom and the N&B Transaction, and ability to deliver on our synergy commitments as well as future opportunities for the combined company; our strategic investments in capacity and increasing inventory to drive improved profitability; our ability to drive cost discipline measures and the ability to recover margin to pre-inflation levels; expected capital expenditures in 2025; statements regarding the anticipated amount, duration, methods, timing, term and other aspects of our repurchase programs and any anticipated benefits or value resulting from such programs; and the expected costs and benefits of our ongoing optimization of our manufacturing operations, including the expected number of closings.

These forward-looking statements should be evaluated with consideration given to the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Certain of such forward-looking information may be identified by such terms as “expect”, “anticipate”, “believe”, “intend”, “outlook”, “may”, “estimate”, “should”, “predict” and similar terms or variations thereof. Such forward-looking statements are based on a series of expectations, assumptions, estimates and projections about the Company, are not guarantees of future results or performance, and involve significant risks, uncertainties and other factors, including assumptions and projections, for all forward periods. Our actual results may differ materially from any future results expressed or implied by such forward-looking statements.

Such risks, uncertainties and other factors include, among others, the following: (1) our substantial amount of indebtedness and its impact on our liquidity, credit rating and ability to return capital to its shareholders; (2) our ability to successfully execute our strategic transformation; (3)the impact of regulatory, consumer, and economic trends for consumer products; (4) the impact of the outcomes of legal claims, disputes, regulatory investigations and litigation; (5) supply chain disruptions, geopolitical developments, climate change events, natural disasters, public health crises, tariffs and trade wars, and other events that may affect our suppliers or procurement of raw materials, and our development, manufacturing, distribution or sale of our products, and thus may impact our productivity, business and financial results; (6) inflationary trends, including in the price of our input costs, such as raw materials, transportation and energy; (7) our ability to successfully manage our working capital and inventory balances; (8) our ability to attract and retain key employees, and manage turnover of top executives; (9) our ability to successfully market to our expanded and diverse customer base; (10) our ability to effectively compete in our market and develop and introduce new products that meet customers’ needs; (11) changes in demand from large multi-national customers due to increased competition and our ability to maintain “core list” status with customers; (12) our ability to successfully develop innovative and cost-effective products that allow customers to achieve their own profitability expectations; (13) the impact of a significant data breach or other disruption in our information technology systems; (14) our ability to benefit from our investments and expansion in emerging markets; (15) the impact of currency fluctuations or devaluations in the principal foreign markets in which we operate; (16) economic, regulatory and political risks associated with our international operations; (17) our ability to declare and pay dividends which is subject to certain considerations; (18) our ability to react in a timely and cost-effective manner to changes in consumer preferences and demands, including increased awareness of health and wellness; (19) our ability to meet increasing customer, consumer, shareholder and regulatory focus on sustainability; (20) any impairment on our tangible or intangible long-lived assets; (21) our ability to enter into or close strategic transactions or divestments, or successfully establish and manage acquisitions, collaborations, joint ventures or partnerships; (22) changes in market conditions or governmental regulations relating to our pension and postretirement obligations; (23) our ability to comply with, and the costs associated with compliance with, regulatory requirements and industry standards, including regarding product safety, quality, efficacy and environment impact; (24) defects, quality issues (including product recalls), inadequate disclosure or misuse with respect to the products and capabilities; (25) our ability to comply with, and the costs associated with compliance with, U.S. and foreign environmental protection laws; (26) the impact of our or our counterparties’ failure to comply with the U.S. Foreign Corrupt Practices Act, similar U.S. or foreign anti-bribery and anti-corruption laws and regulations, applicable sanctions or competition laws and regulations in the jurisdictions in which we operate or ethical business practices and related laws and regulations; (27) our ability to protect our intellectual property rights; (28) changes in business and operations related to the adoption of artificial intelligence; (29) the impact of changes in federal, state, local and international tax legislation or policies and adverse results of tax audits, assessments, or disputes; (30) the impact of any tax liability resulting from the N&B Transaction; and (31) our ability to comply with data protection laws in the U.S. and abroad.

The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. In addition, you should consult other disclosures made by the Company (such as in our other filings with the SEC or in company press releases) for other factors that may cause actual results to differ materially from those projected by the Company. Please refer to Part I. Item 1A., Risk Factors, of the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2025 for additional information regarding factors that could affect our results of operations, financial condition and liquidity.

We intend our forward-looking statements to speak only as of the time of such statements and do not undertake or plan to update or revise them as more information becomes available or to reflect changes in expectations, assumptions or results. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of, or any material adverse change in, one or more of the risk factors or risks and uncertainties referred to in this press release or included in our other periodic reports filed with the SEC could materially and adversely impact our operations and our future financial results. Any public statements or disclosures made by us following this press release that modify or impact any of the forward-looking statements contained in or accompanying this press release will be deemed to modify or supersede such outlook or other forward-looking statements in or accompanying this press release.

Use of Non-GAAP Financial Measures

We provide in this press release non-GAAP financial measures, including: (i) comparable currency neutral sales; (ii) adjusted operating EBITDA and comparable adjusted operating EBITDA; (iii) adjusted operating EBITDA margin; (iv) adjusted EPS ex amortization; (v) free cash flow; and (vi) net debt to credit adjusted EBITDA.

Our non-GAAP financial measures are defined below.

Currency neutral metrics eliminate the effects that result from translating non-U.S. currencies to U.S. dollars. We calculate currency neutral numbers by translating current year invoiced sale amounts at the exchange rates used for the corresponding prior year period. We use currency neutral results in our analysis of subsidiary or segment performance. We also use currency neutral numbers when analyzing our performance against our competitors.

Adjusted operating EBITDA and adjusted operating EBITDA margin exclude depreciation and amortization, interest expense, other expense, net, and certain non-recurring or unusual items that are not part of recurring operations such as, restructuring and other charges, impairment of goodwill, losses (gains) on business disposals, loss on assets classified as held for sale, divestiture and integration costs, strategic initiatives costs, regulatory costs, gain on debt extinguishment, and other items.

Adjusted EPS ex Amortization excludes the impact of non-operational items including, restructuring and other charges, impairment of goodwill, divestiture and integration costs, (losses) gains on business disposals, loss on assets classified as held for sale, strategic initiatives costs, regulatory costs, gain on debt extinguishment, and other items that are not a part of recurring operations.

Free Cash Flow is operating cash flow (i.e. cash flow from operations) less capital expenditures.

Net debt to credit adjusted EBITDA is the leverage ratio used in our credit agreements and defined as net debt (which is debt for borrowed money less cash and cash equivalents) divided by the trailing 12-month credit adjusted EBITDA. Credit adjusted EBITDA is defined as income (loss) before interest expense, income taxes, depreciation and amortization, specified items and non-cash items.

Comparable results for the second quarter exclude the impact of divestitures.

These non-GAAP measures are intended to provide additional information regarding our underlying operating results and comparable year-over-year performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. In discussing our historical and expected future results and financial condition, we believe it is meaningful for investors to be made aware of and to be assisted in a better understanding of, on a period-to-period comparable basis, financial amounts both including and excluding these identified items, as well as the impact of exchange rate fluctuations. These non-GAAP measures should not be considered in isolation or as substitutes for analysis of the Company’s results under GAAP and may not be comparable to other companies’ calculation of such metrics.

The Company cannot reconcile its expected adjusted operating EBITDA under "Financial Guidance" without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time. These items include but are not limited to divestiture and integration costs, gains (losses) on business disposals, and regulatory costs.

Welcome to IFF

At IFF (NYSE: IFF), an industry leader in food, beverage, scent, health and biosciences, science and creativity meet to create essential solutions for a better world – from global icons to unexpected innovations and experiences. With the beauty of art and the precision of science, we are an international collective of thinkers who partners with customers to bring scents, tastes, experiences, ingredients and solutions for products the world craves. Together, we will do more good for people and planet. Learn more at iff.com, Twitter, Facebook, Instagram, and LinkedIn.

International Flavors & Fragrances Inc.
Consolidated Statements of Income (Loss)
(Amounts in millions except per share data)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change
Net sales	$2,764	$2,889	(4)%	$5,607	$5,788	(3)%
Cost of sales	1,734	1,821	(5)%	3,542	3,696	(4)%
Gross profit	1,030	1,068	(4)%	2,065	2,092	(1)%
Research and development expenses	182	173	5%	346	339	2%
Selling and administrative expenses	483	493	(2)%	944	983	(4)%
Amortization of acquisition-related intangibles	145	153	(5)%	288	321	(10)%
Impairment of goodwill	—	64	(100)%	1,153	64	NMF
Restructuring and other charges	21	2	NMF	38	5	NMF
Losses (gains) on sale of assets	1	(8)	(113)%	1	(10)	(110)%
Operating profit (loss)	198	191	4%	(705)	390	(281)%
Interest expense	61	79	(23)%	132	162	(19)%
Gain on extinguishment of debt	(488)	—	NMF	(488)	—	NMF
Losses (gains) on business disposals	81	(368)	(122)%	81	(368)	(122)%
Loss on assets classified as held for sale	—	282	(100)%	—	282	(100)%
Other expense, net	10	15	(33)%	30	16	88%
Income (loss) before income taxes	534	183	192%	(460)	298	(254)%
(Benefit) provision for income taxes	(78)	11	NMF	(55)	65	(185)%
Net income (loss)	612	172	256%	(405)	233	(274)%
Net income attributable to non-controlling interests	—	2	(100)%	1	3	(67)%
Net income (loss) attributable to IFF shareholders	$612	$170	260%	$(406)	$230	(277)%

Net income (loss) per share - basic	$2.39	$0.67		$(1.59)	$0.90
Net income (loss) per share - diluted	$2.38	$0.66		$(1.59)	$0.90

Average number of shares outstanding - basic	256	255		256	255
Average number of shares outstanding - diluted	257	256		256	256

NMF Not meaningful

International Flavors & Fragrances Inc.
Condensed Consolidated Balance Sheets
(Amounts in millions)
(Unaudited)

	June 30,	December 31,
	2025	2024
Cash and cash equivalents	$816	$469
Receivables, net	1,801	1,624
Inventories	2,371	2,133
Prepaid expenses and other current assets	940	3,767
Total current assets	5,928	7,993

Property, plant and equipment, net	3,905	3,739
Goodwill and other intangibles, net	14,713	15,525
Other assets	1,575	1,410
Total assets	$26,121	$28,667

Short-term borrowings	$500	$1,413
Other current liabilities	2,683	2,920
Total current liabilities	3,183	4,333

Long-term debt	5,684	7,564
Non-current liabilities	2,818	2,859

Total Shareholders' equity including Non-controlling interests	14,436	13,911
Total liabilities and shareholders' equity	$26,121	$28,667

International Flavors & Fragrances Inc.
Consolidated Statements of Cash Flows
(Amounts in millions)
(Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$(405)	$233
Adjustments to reconcile to net cash provided by operating activities
Depreciation and amortization	478	524
Deferred income taxes	(163)	(77)
Loss on assets classified as held for sale	—	282
Losses (gains) on sale of assets	1	(10)
Losses (gains) on business disposals	81	(368)
Stock-based compensation	51	43
Pension contributions	(9)	(11)
Gain on extinguishment of debt	(488)	—
Impairment of goodwill	1,153	64
Changes in assets and liabilities, net of acquisitions:
Trade receivables	(106)	(293)
Inventories	(124)	4
Accounts payable	77	54
Accruals for incentive compensation	(204)	18
Other assets/liabilities, net	26	(127)
Net cash provided by operating activities	368	336
Cash flows from investing activities:
Additions to property, plant and equipment	(274)	(200)
Joint venture capital contributions	(4)	—
Proceeds from disposal of assets	—	16
Net proceeds received from business disposals	2,707	848
Cash received on foreign currency forward contracts	112	—
Net cash provided by investing activities	2,541	664
Cash flows from financing activities:
Cash dividends paid to shareholders	(204)	(309)
Net borrowings of commercial paper (maturities less than three months)	—	189
Principal payments of debt	(2,413)	(849)
Deferred and contingent consideration paid	—	(36)
Withholding tax paid on stock-based compensation	(22)	(14)
Other, net	(15)	(4)
Net cash used in financing activities	(2,654)	(1,023)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	90	(38)
Net change in cash, cash equivalents and restricted cash	345	(61)
Cash, cash equivalents and restricted cash at beginning of year	471	735
Cash, cash equivalents and restricted cash at end of period	$816	$674
The following table reconciles cash, cash equivalents and restricted cash between the Company's statement of cash flows for the periods ended June 30, 2025 and June 30, 2024 to the amounts reported on the Company's balance sheet:

AMOUNTS IN MILLIONS	June 30, 2025	December 31, 2024	June 30, 2024	December 31, 2023
Current assets
Cash and cash equivalents	$816	$469	$671	$703
Cash and cash equivalents included in Assets held for sale	—	2	3	26
Restricted cash	—	—	—	6
Cash, cash equivalents and restricted cash	$816	$471	$674	$735

International Flavors & Fragrances Inc.
Reportable Segment Performance
(Amounts in millions)
(Unaudited)

	Three Months Ended June 30, 2025
	Taste	Food Ingredients	Health & Biosciences	Scent	Pharma Solutions	Total
Net Sales	$631	$850	$577	$603	$103	$2,764
Cost of Sales	(377)	(642)	(311)	(336)	(68)
Research & development expenses	(47)	(14)	(55)	(62)	(3)
Selling & administrative expenses	(98)	(104)	(91)	(92)	(10)
Depreciation expense add-back (a)	16	34	31	17	—
Adjusted Operating EBITDA	$125	$124	$151	$130	$22	$552

Reconciliation of Adjusted Operating EBITDA:
Total Adjusted Operating EBITDA	$552
Depreciation & Amortization	(242)
Interest Expense	(61)
Other Expense, net	(10)
Restructuring and Other Charges (b)	(21)
(Losses) Gains on Business Disposals (d)	(81)
Divestiture and Integration Costs (f)	(26)
Strategic Initiative Costs (g)	(6)
Regulatory Costs (h)	(53)
Gain on Debt Extinguishment (i)	488
Entity Realignment Costs (j)	(4)
Other (k)	(2)
Income (Loss) Before Taxes	$534

Segment Adjusted Operating EBITDA Margin
Taste	19.8%
Food Ingredients	14.6%
Health & Biosciences	26.2%
Scent	21.6%
Pharma Solutions	21.4%
Consolidated	20.0%

	Three Months Ended June 30, 2024
	Taste	Food Ingredients	Health & Biosciences	Scent	Pharma Solutions	Total
Net Sales	$610	$847	$556	$603	$273	$2,889
Cost of Sales	(357)	(655)	(294)	(328)	(187)
Research & development expenses	(40)	(21)	(50)	(55)	(7)
Selling & administrative expenses	(100)	(94)	(89)	(93)	(26)
Depreciation expense add-back (a)	14	32	28	16	5
Adjusted Operating EBITDA	$127	$109	$151	$143	$58	$588

Reconciliation of Adjusted Operating EBITDA:
Total Adjusted Operating EBITDA	$588
Depreciation & Amortization	(246)
Interest Expense	(79)
Other Expense, net	(15)
Restructuring and Other Charges (b)	(2)
Impairment of Goodwill (c)	(64)
Losses (Gains) on Business Disposals (d)	368
Loss on Assets Classified as Held for Sale (e)	(282)
Divestiture and Integration Costs (f)	(59)
Strategic Initiative Costs (g)	(12)
Regulatory Costs (h)	(19)
Entity Realignment Costs (j)	(2)
Other (k)	7
Income (Loss) Before Taxes	$183

Segment Adjusted Operating EBITDA Margin
Taste	20.8%
Food Ingredients	12.9%
Health & Biosciences	27.2%
Scent	23.7%
Pharma Solutions	21.2%
Consolidated	20.4%

	Six Months Ended June 30, 2025
	Taste	Food Ingredients	Health & Biosciences	Scent	Pharma Solutions	Total
Net Sales	$1,258	$1,646	$1,117	$1,217	$369	$5,607
Cost of Sales	(754)	(1,251)	(609)	(680)	(248)
Research & development expenses	(87)	(26)	(107)	(117)	(8)
Selling & administrative expenses	(192)	(196)	(172)	(178)	(42)
Depreciation expense add-back (a)	31	62	60	32	5
Adjusted Operating EBITDA	$256	$235	$289	$274	$76	$1,130

Reconciliation of Adjusted Operating EBITDA:
Total Adjusted Operating EBITDA	$1,130
Depreciation & Amortization	(478)
Interest Expense	(132)
Other Expense, net	(30)
Restructuring and Other Charges (b)	(38)
Impairment of Goodwill (c)	(1,153)
Losses (Gains) on Business Disposals (d)	(81)
Divestiture and Integration Costs (f)	(77)
Strategic Initiative Costs (g)	(14)
Regulatory Costs (h)	(64)
Gain on Debt Extinguishment (i)	488
Entity Realignment Costs (j)	(5)
Other (k)	(6)
(Loss) Income Before Taxes	$(460)

Segment Adjusted Operating EBITDA Margin
Taste	20.3%
Food Ingredients	14.3%
Health & Biosciences	25.9%
Scent	22.5%
Pharma Solutions	20.6%
Consolidated	20.2%

	Six Months Ended June 30, 2024
	Taste	Food Ingredients	Health & Biosciences	Scent	Pharma Solutions	Total
Net Sales	$1,229	$1,703	$1,085	$1,248	$523	$5,788
Cost of Sales	(741)	(1,328)	(580)	(678)	(368)
Research & development expenses	(79)	(41)	(96)	(110)	(13)
Selling & administrative expenses	(196)	(184)	(177)	(181)	(54)
Depreciation expense add-back (a)	31	67	57	32	17
Adjusted Operating EBITDA	$244	$217	$289	$311	$105	$1,166

Reconciliation of Adjusted Operating EBITDA:
Total Adjusted Operating EBITDA	$1,166
Depreciation & Amortization	(524)
Interest Expense	(162)
Other Expense, net	(16)
Restructuring and Other Charges (b)	(5)
Impairment of Goodwill (c)	(64)
Losses (Gains) on Business Disposals (d)	368
Loss on Assets Classified as Held for Sale (e)	(282)
Divestiture and Integration Costs (f)	(117)
Strategic Initiative Costs (g)	(16)
Regulatory Costs (h)	(54)
Entity Realignment Costs (j)	(3)
Other (k)	7
Income (Loss) Before Taxes	$298

Segment Adjusted Operating EBITDA Margin
Taste	19.9%
Food Ingredients	12.7%
Health & Biosciences	26.6%
Scent	24.9%
Pharma Solutions	20.1%
Consolidated	20.1%

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Gross Profit
	Second Quarter
(DOLLARS IN MILLIONS)	2025	2024
Reported (GAAP)	$1,030	$1,068
Adjusted (Non-GAAP)	$1,030	$1,068

Reconciliation of Selling and Administrative Expenses
	Second Quarter
(DOLLARS IN MILLIONS)	2025	2024
Reported (GAAP)	$483	$493
Divestiture and Integration Costs (f)	(26)	(59)
Strategic Initiatives Costs (g)	(6)	(12)
Regulatory Costs (h)	(53)	(19)
Entity Realignment Costs (j)	(3)	—
Other (k)	—	(2)
Adjusted (Non-GAAP)	$395	$401

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Net Income (Loss) and EPS
	Second Quarter
	2025				2024
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)	Income before taxes	(Benefit) Provision for income taxes (l)	Net income attributable to IFF (m)	Diluted EPS	Income before taxes	(Benefit) Provision for income taxes (l)	Net income attributable to IFF (m)	Diluted EPS (o)
Reported (GAAP)	$534	$(78)	$612	$2.38	$183	$11	$170	$0.66
Restructuring and Other Charges (b)	21	5	16	0.06	2	—	2	0.01
Impairment of Goodwill (c)	—	—	—	—	64	—	64	0.25
(Gains) Losses on Business Disposals (d)	81	(154)	235	0.92	(368)	(23)	(345)	(1.35)
Loss on Assets Classified as Held for Sale (e)	—	—	—	—	282	58	224	0.87
Divestiture and Integration Costs (f)	26	22	4	0.02	56	10	46	0.18
Strategic Initiatives Costs (g)	6	1	5	0.02	12	3	9	0.04
Regulatory Costs (h)	53	12	41	0.16	19	4	15	0.06
Gain on Debt Extinguishment (i)	(488)	(116)	(372)	(1.45)	—	—	—	—
Entity Realignment Costs (j)	3	361	(358)	(1.39)	2	—	2	—
Other (k)	2	—	2	—	(7)	(3)	(4)	(0.02)
Adjusted (Non-GAAP)	$238	$53	$185	$0.72	$245	$60	$183	$0.71

Reconciliation of Adjusted (Non-GAAP) EPS ex. Amortization
	Second Quarter
(DOLLARS AND SHARE AMOUNTS IN MILLIONS)	2025	2024
Numerator
Adjusted (Non-GAAP) Net Income	$185	$183
Amortization of Acquisition related Intangible Assets	145	153
Tax impact on Amortization of Acquisition related Intangible Assets (l)	35	38
Amortization of Acquisition related Intangible Assets, net of tax (n)	110	115
Adjusted (Non-GAAP) Net Income ex. Amortization	$295	$298

Denominator
Weighted average shares assuming dilution (diluted)	257	256
Adjusted (Non-GAAP) EPS ex. Amortization	$1.15	$1.16

(a)	There is depreciation recorded within cost of sales, research & development expenses, and selling & administrative expenses, which is then added back to calculate segment Adjusted Operating EBITDA. This reflects how the CODM reviews Segment results.
(b)	For 2025, represents costs related to severance as part of the IFF Productivity Program. For 2024, represents costs related to lease impairment and severance as part of the Company’s restructuring efforts.
(c)	For 2024, represents the impairment of goodwill related to the Pharma Solutions disposal group.
(d)	For 2025, primarily represents losses recognized as part of the sale of the Pharma Solutions disposal group, offset in part by gains recognized as part of the sale of the Nitrocellulose business. For 2024, primarily represents gains recognized as part of the sale of the Cosmetic Ingredients business.
(e)	For 2024, represents the loss recognized on assets classified as held for sale of the Pharma Solutions disposal group.
(f)	For 2025 and 2024, primarily represents costs related to the Company’s completed divestitures. These costs primarily consisted of external consulting fees, professional and legal fees and salaries of individuals who are fully dedicated to such efforts.

For the three months ended June 30, 2025, there were approximately $26 million of divestiture costs. For the three months ended June 30, 2024, business divestiture and integration costs were approximately $53 million and $3 million, respectively.
(g)	For 2025 and 2024, represents costs related to the Company’s strategic assessment and business portfolio optimization efforts and reorganizing the Global Business Services Centers, primarily consulting fees.

(h)	Represents costs primarily related to legal fees incurred and provisions recognized for the ongoing investigations of the fragrance businesses.
(i)	For 2025, represents the gain recognized on the extinguishment of debt in connection with the completion of tender offers.
(j)	The Company implemented a phased restructuring initiative aimed at optimizing its legal entity framework. A one-time tax benefit was achieved as part of this restructuring which is partially offset by the execution costs to implement.
(k)	For 2025, primarily represents the net impact of costs related to severance, including accelerated stock compensation expense, for certain executives who have separated from the Company. For 2024, represents gains (losses) from sale of assets and executive employee separation costs.
(l)	The income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which are non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. The tax benefit for amortization is calculated in a similar manner as the tax effects of the non-GAAP adjustments.
(m)	For the three months ended June 30, 2024, reported and adjusted net income are each decreased by income attributable to non-controlling interest of $2 million.
(n)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.
(o)	The sum of these items does not foot due to rounding.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Gross Profit
	Second Quarter Year-to-Date
(DOLLARS IN MILLIONS)	2025	2024
Reported (GAAP)	$2,065	$2,092
Divestiture and Integration Costs (f)	—	1
Adjusted (Non-GAAP)	$2,065	$2,093

Reconciliation of Selling and Administrative Expenses
	Second Quarter Year-to-Date
(DOLLARS IN MILLIONS)	2025	2024
Reported (GAAP)	$944	$983
Divestiture and Integration Costs (f)	(77)	(116)
Strategic Initiatives Costs (g)	(14)	(16)
Regulatory Costs (h)	(64)	(54)
Entity Realignment Costs	(4)	—
Other (k)	(5)	(5)
Adjusted (Non-GAAP)	$780	$792

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Net Income (Loss) and EPS
	Second Quarter Year-to-Date
	2025				2024
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)	Income before taxes	Provision for income taxes (l)	Net income attributable to IFF (m)	Diluted EPS (o)	Income before taxes	Provision for income taxes (l)	Net income attributable to IFF (m)	Diluted EPS
Reported (GAAP)	$(460)	$(55)	$(406)	$(1.59)	$298	$65	$230	$0.90
Restructuring and Other Charges (b)	38	9	29	0.11	5	1	4	0.02
Impairment of Goodwill (c)	1,153	7	1,146	4.48	64	—	64	0.25
(Gains) Losses on Business Disposals (d)	81	(154)	235	0.92	(368)	(23)	(345)	(1.35)
Loss on Assets Classified as Held for Sale (e)	—	—	—	—	282	58	224	0.87
Divestiture and Integration Costs (f)	77	34	43	0.17	114	3	111	0.44
Strategic Initiatives Costs (g)	14	3	11	0.04	16	4	12	0.05
Regulatory Costs (h)	64	15	49	0.19	54	8	46	0.18
Gain on Debt Extinguishment (i)	(488)	(116)	(372)	(1.45)	—	—	—	—
Entity Realignment Costs (j)	4	361	(357)	(1.39)	3	—	3	—
Other (k)	6	1	5	0.02	(7)	(3)	(4)	(0.02)
Adjusted (Non-GAAP)	$489	$105	$383	$1.49	$461	$113	$345	$1.34

Reconciliation of Adjusted (Non-GAAP) EPS ex. Amortization
	Second Quarter Year-to-Date
(DOLLARS AND SHARE AMOUNTS IN MILLIONS)	2025	2024
Numerator
Adjusted (Non-GAAP) Net Income	$383	$345
Amortization of Acquisition related Intangible Assets	288	321
Tax impact on Amortization of Acquisition related Intangible Assets (l)	70	79
Amortization of Acquisition related Intangible Assets, net of tax (n)	218	242
Adjusted (Non-GAAP) Net Income ex. Amortization	$601	$587

Denominator
Weighted average shares assuming dilution (diluted)	256	256
Adjusted (Non-GAAP) EPS ex. Amortization	$2.35	$2.29

(a)	There is depreciation recorded within cost of sales, research & development expenses, and selling & administrative expenses, which is then added back to calculate segment Adjusted Operating EBITDA. This reflects how the CODM reviews Segment results.
(b)	For 2025, represents costs related to severance as part of the IFF Productivity Program. For 2024, represents costs related to lease impairment and severance as part of the Company’s restructuring efforts.
(c)	For 2024, represents the impairment of goodwill related to the Pharma Solutions disposal group.
(d)	For 2025, primarily represents losses recognized as part of the sale of the Pharma Solutions disposal group, offset in part by gains recognized as part of the sale of the Nitrocellulose business. For 2024, primarily represents gains recognized as part of the sale of the Cosmetic Ingredients business.
(e)	For 2024, represents the loss recognized on assets classified as held for sale of the Pharma Solutions disposal group.
(f)	For 2025 and 2024, primarily represents costs related to the Company’s completed divestitures. These costs primarily consisted of external consulting fees, professional and legal fees and salaries of individuals who are fully dedicated to such efforts.

For the six months ended June 30, 2025, there were approximately $77 million of divestiture costs. For the six months ended June, 2024, business divestiture and integration costs were approximately $109 million and $5 million, respectively.
(g)	For 2025 and 2024, represents costs related to the Company’s strategic assessment and business portfolio optimization efforts and reorganizing the Global Business Services Centers, primarily consulting fees.

(h)	Represents costs primarily related to legal fees and provisions incurred related to the ongoing investigations of the fragrance businesses including a provision for the anticipated settlement of the related US class action lawsuits.
(i)	For 2025, represents the gain recognized on the extinguishment of debt in connection with the completion of tender offers.
(j)	The Company implemented a phased restructuring initiative aimed at optimizing its legal entity framework. A one-time tax benefit was achieved as part of this restructuring which is partially offset by the execution costs to implement.
(k)	For 2025, primarily represents the net impact of costs related to severance, including accelerated stock compensation expense, for certain executives who have separated from the Company. For 2024, represents gains (losses) from sale of assets and executive employee separation costs.
(l)	The income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which are non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. The tax benefit for amortization is calculated in a similar manner as the tax effects of the non-GAAP adjustments.
(m)	For the six months ended June 30, 2025, reported and adjusted net income are each decreased by income attributable to non-controlling interest of $1 million. For the six months ended June 30, 2024, reported and adjusted net income are each decreased by income attributable to non-controlling interest of $3 million.
(n)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.
(o)	The sum of these items does not foot due to rounding.

International Flavors & Fragrances Inc.
Debt Covenants
(Amounts in millions)
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Credit Adjusted EBITDA to Net Loss
(DOLLARS IN MILLIONS)	Twelve Months Ended June 30, 2025
Net loss	$(393)
Interest expense	275
Income taxes	(89)
Depreciation and amortization	969
Specified items(1)	1,039
Non-cash items(2)	383
Credit Adjusted EBITDA	$2,184
 _______________________
(1)Specified items consisted of restructuring and other charges, impairment of goodwill, divestiture and integration costs, strategic initiatives costs, regulatory costs, gain on debt extinguishment, entity realignment costs and other costs that are not related to recurring operations.
(2)Non-cash items consisted of losses (gains) on sale of assets, losses (gains) on business disposals, loss on assets classified as held for sale, pension termination losses, and stock-based compensation.

Net Debt to Total Debt
(DOLLARS IN MILLIONS)	June 30, 2025
Total debt(1)	$6,213
Adjustments:
Cash and cash equivalents	816
Net debt	$5,397
 _______________________
(1)Total debt used for the calculation of net debt consisted of short-term debt, long-term debt, short-term finance lease obligations and long-term finance lease obligations.

International Flavors & Fragrances Inc.
Comparable Reportable Segment Performance
(Amounts in millions)
(Unaudited)
The following information and schedule provides reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedule is not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net Sales
Taste(1)	$631	$603	$1,258	$1,218
Food Ingredients	850	847	1,646	1,703
Health & Biosciences	577	556	1,117	1,085
Scent(2)	603	603	1,217	1,221
Pharma Solutions(3)	103	87	369	337
Consolidated	$2,764	$2,696	$5,607	$5,564
Segment Adjusted Operating EBITDA(5)
Taste(1)	$125	$123	$256	$238
Food Ingredients	124	107	235	215
Health & Biosciences	151	149	289	287
Scent(2)	130	141	274	295
Pharma Solutions(3)	22	22	76	69
Total	552	542	1,130	1,104
Depreciation & Amortization	(242)	(246)	(478)	(524)
Interest Expense	(61)	(79)	(132)	(162)
Other Expense, net	(10)	(15)	(30)	(16)
Restructuring and Other Charges	(21)	(2)	(38)	(5)
Impairment of Goodwill	—	(64)	(1,153)	(64)
(Losses) Gains on Business Disposals	(81)	368	(81)	368
Loss on Assets Classified as Held for Sale	—	(282)	—	(282)
Divestiture and Integration Costs	(26)	(59)	(77)	(117)
Strategic Initiatives Costs	(6)	(12)	(14)	(16)
Regulatory Costs	(53)	(19)	(64)	(54)
Gain on Debt Extinguishment	488	—	488	—
Entity Realignment Costs	(4)	(2)	(5)	(3)
Other	(2)	7	(6)	7
Impact of Business Divestitures(4)	—	46	—	62
Income (Loss) Before Taxes	$534	$183	$(460)	$298
Segment Adjusted Operating EBITDA Margin(5)
Taste	19.8%	20.4%	20.3%	19.5%
Food Ingredients	14.6%	12.6%	14.3%	12.6%
Health & Biosciences	26.2%	26.8%	25.9%	26.5%
Scent	21.6%	23.4%	22.5%	24.2%
Pharma Solutions	21.4%	25.3%	20.6%	20.5%
Consolidated	20.0%	20.1%	20.2%	19.8%
______________________
(1)Taste sales and segment adjusted operating EBITDA information exclude the results of the Flavors & Essences UK business that was divested on September 1, 2024, to present fully comparable scenarios.
(2)Scent sales and segment adjusted operating EBITDA information exclude the results of the Cosmetic Ingredients business that was divested on April 2, 2024, to present fully comparable scenarios.

(3)Pharma sales and segment adjusted operating EBITDA information exclude the results of the Pharma Solutions disposal group and Nitrocellulose business that were divested on May 1, 2025 and May 9, 2025, respectively, to present fully comparable scenarios.
(4)Amounts exclude the results of the Flavors & Essences UK business that was divested on September 1, 2024, the Cosmetic Ingredients business that was divested on April 2, 2024, and the Pharma Solutions disposal group and Nitrocellulose business that were divested on May 1, 2025 and May 9, 2025, respectively, to present fully comparable scenarios.
(5)Following the completed divestitures of the Pharma Solutions disposal group on May 1, 2025 and the Nitrocellulose business on May 9, 2025, the Company reallocated certain corporate costs previously attributed to the Pharma Solutions segment. These costs have been redistributed across the Taste, Food Ingredients, Health & Biosciences, and Scent segments to align with the updated 2025 operating model.

	Three Months and Six Months Ended June 30, 2024
	Selling & Administrative Expenses	Research & Development Expenses	Total EBITDA Impact
Taste	$2	$—	$(2)
Food Ingredients	2	—	(2)
Health & Biosciences	1	1	(2)
Scent	1	1	(2)
Total	$6	$2	$(8)

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
Comparable Foreign Exchange Impact
(Unaudited)

Q2 Taste	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	3%	(2)%	(1)%
Portfolio Impact	1%	3%	0%
% Change - Comparable	5%	2%	(1)%
Currency Impact	1%	1%	0%
% Change - Currency Neutral	6%	3%	(1)%

Q2 Food Ingredients	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	0%	14%	2%
Portfolio Impact	0%	2%	0%
% Change - Comparable	0%	16%	2%
Currency Impact	1%	5%	1%
% Change - Currency Neutral	1%	21%	3%

Q2 Health & Biosciences	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	4%	0%	(1)%
Portfolio Impact	0%	1%	0%
% Change - Comparable	4%	1%	(1)%
Currency Impact	0%	2%	1%
% Change - Currency Neutral	4%	3%	0%

Q2 Scent	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	0%	(9)%	(2)%
Portfolio Impact	0%	1%	0%
% Change - Comparable	0%	(8)%	(2)%
Currency Impact	1%	6%	1%
% Change - Currency Neutral	1%	(2)%	(1)%

Q2 Pharma Solutions	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	(62)%	(62)%	0%
Portfolio Impact	81%	62%	(4)%
% Change - Comparable	18%	0%	(4)%
Currency Impact	3%	5%	1%
% Change - Currency Neutral	21%	5%	(3)%

Q2 Consolidated	Sales	Adjusted Operating EBITDA	Adjusted Operating EBITDA Margin
% Change - Reported	(4)%	(6)%	0%
Portfolio Impact	7%	8%	0%
% Change - Comparable	3%	2%	0%
Currency Impact	0%	4%	1%
% Change - Currency Neutral	3%	6%	1%
 _______________________
Note: The sum of these items may not foot due to rounding.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
Comparable Foreign Exchange Impact
(Unaudited)

YTD Taste	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	2%	5%	0%
Portfolio Impact	1%	3%	0%
% Change - Comparable	3%	8%	1%
Currency Impact	3%	4%	0%
% Change - Currency Neutral	6%	12%	1%

YTD Food Ingredients	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	(3)%	8%	2%
Portfolio Impact	0%	1%	0%
% Change - Comparable	(3)%	9%	2%
Currency Impact	1%	4%	0%
% Change - Currency Neutral	(2)%	13%	2%

YTD Health & Biosciences	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	3%	0%	(1)%
Portfolio Impact	0%	1%	0%
% Change - Comparable	3%	1%	(1)%
Currency Impact	1%	2%	0%
% Change - Currency Neutral	4%	3%	0%

YTD Scent	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	(2)%	(12)%	(2)%
Portfolio Impact	2%	5%	1%
% Change - Comparable	0%	(7)%	(2)%
Currency Impact	3%	8%	1%
% Change - Currency Neutral	3%	1%	0%

YTD Pharma Solutions	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	(29)%	(28)%	0%
Portfolio Impact	39%	38%	0%
% Change - Comparable	9%	10%	0%
Currency Impact	3%	4%	0%
% Change - Currency Neutral	12%	14%	1%

YTD Consolidated	Sales	Adjusted Operating EBITDA	Adjusted Operating EBITDA Margin
% Change - Reported	(3)%	(3)%	0%
Portfolio Impact	4%	5%	0%
% Change - Comparable	1%	2%	0%
Currency Impact	2%	5%	1%
% Change - Currency Neutral	3%	7%	1%
 _______________________
Note: The sum of these items may not foot due to rounding.